Exhibit 10.22

Employment Contract

Party A (employer)

Name: ______Huahui (Shenzhen) Education Management Co., Ltd.____________________

Address： ____13th Floor, Building B1, Wisdom Plaza, Qiaoxiang Rd, Nanshan District, Shenzhen, China

Legal representative: Junze Zhang____________________________________________

Contact person: Zhenlei Liang_______________________________________________

Contact number：+(86) 0755-86961406__________________________________________

Party B（employee）

Name:Liqin Liu___________________________________________________________

Gender: Female___________________________________________________________

National identification number: 420984198011100041________________________________

Permanent residence address:Room 304, Building 2B, Huaqing Garden, Luohu District, Shenzhen, Guangdong_

Current address:___________________________________________________________

Contact number: ___________________________________________________________

Party A and Party B agree to sign this contract

1.	Both parties agree and determine the term of the contract according to type _____1______

(i). Fixed term: From December 22, 2021 to December 21,2024.

(ii). Indefinite term: From ______/______ to________/________________________.

(iii). To complete a certain work task as a deadline: from______/__to ______/____.

(iv). Probation term _3_ months

2.	Working content of Party B: ______CFO_______.

Working place: ________Shenzhen________.

3.	Party B shall have statutory holidays, marriage leave, maternity leave, bereavement leave, etc. according to law.

Party A and Party B agree to determine Party B’s working hours in the 1st way below.

(1)	Standard working hours： 8 hours per day, maximum working hours: 40 hours per week.
(2)	After the approval of the human resources protection (labor) department, the implementation of the irregular work system.
(3)	Approved by the Human Resources Guarantee (Labor) Department to implement a comprehensive calculation of working hours.

4.	Party A shall pay monthly wages before the_tenth__ day of a month.

Party A, in consultation with Party B, agrees to pay Party B’s salary in the 1st way below.

(1)	The monthly salary of Party B’s normal work is 14,000yuan; and the performance salary is 6,000 yuan; perfect attendant award is 100 yuan;
During the probation period, the monthly salary of normal work is ___/_ yuan; nd the performance salary is __/__ yuan; perfect attendant award is / yuan;
(2)	The two parties agreed to determine Party B’s salary by ___/___ yuan.

5.	Both Party A and Party B pay social insurance premiums in accordance with relevant regulations and pay housing provident fund

6.	Labor Protection, Working Condition and Occupational Hazard Protecting

Party A shall provide labor and work sites that meet the national labor health standards in accordance with relevant national and local labor protection regulations, and effectively protect Party B’s safety and health in production. If Party B may cause occupational disease hazards during work, Party A shall truthfully inform Party B and protect Party B’s health and its rights and interests in accordance with the provisions of the Law on Prevention and Control of Occupational Diseases.

7.	Other matters that both parties agree to need to agree:

Performance pay and full attendance awards are executed according to the company’s compensation system.

8	This contract is made in two copies, each party holds one copy and it has the same legal effect.

In addition, Party B, Liqin Liu, agrees without further compensation to serve as CEO of Huahui Education Group Limited, a Cayman Islands exempt company , in such position as Party B shall be appointed to by the Board of Director.

Party A：_Huahui (Shenzhen) Education Management Co., Ltd.__（seal）

Legal Representative: Junze Zhang_________________________________

Person Chiefly in Charge: Junze Zhang______________________________

December 22, 2021

Party B：LIU Liqin（signature）

December 22, 2021